NANOMETRICS INCORPORATED

                       CODE OF BUSINESS CONDUCT AND ETHICS

          (as approved by the Audit Committee of the Board of Directors on November 18, 2003)

                            NANOMETRICS INCORPORATED

                       CODE OF BUSINESS CONDUCT AND ETHICS

          (as approved by the Audit Committee of the Board of Directors on November 18, 2003)


I.       INTRODUCTION

         This Code of Business Conduct and Ethics (the "Code") is intended to help ensure compliance with legal requirements and our standards of business conduct. All officers, directors and employees of Nanometrics Incorporated (the "Company") are expected to read and understand this Code, uphold these standards in day-to-day activities, comply with all applicable policies and procedures, and ensure that all agents, contractors and consultants are aware of, understand and adhere to these standards.

         Because the principles described in this Code are general in nature, you also should review all applicable Company policies and procedures for more specific instruction and contact the Human Resources Department or Legal Department if you have any questions.

         Nothing in this Code,  in any company  policies and  procedures,  or in
other  related   communications  (verbal  or  written)  creates  or  implies  an employment contract or term of employment.

         We are committed to continuously reviewing and updating our policies and procedures. This Code, therefore, is subject to modification. This Code supersedes all other such codes, policies, procedures, instructions, practices, rules or written or verbal representations to the extent they are inconsistent.

         Please sign the acknowledgment form at the end of this Code and return the form to the Human Resources Department indicating that you have received, read, understand and agree to comply with the Code. The signed acknowledgment form will be located in your personnel file.

II.      COMPLIANCE IS EVERYONE'S BUSINESS

         Ethical business conduct is critical to our business. As an officer, director and/or employee, your responsibility is to respect and adhere to these practices. Many of these practices reflect legal or regulatory requirements. Violations of these laws and regulations can create significant liability for you, the Company, its officers, directors and employees.

         Part of your job and/or ethical responsibility is to help enforce this Code. You should be alert to possible violations and promptly report possible violations to the Human Resources Department or the Legal Department. You must cooperate in any internal or external investigations of possible violations. Reprisal, threats, retribution or retaliation against any person who has in good faith reported a violation or a suspected violation of law, this Code or other Company policies, or


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against any person who is assisting in any investigation or process with respect to such a violation, is prohibited.

         Violations of law, this Code, or other Company policies or procedures should be promptly reported to the Human Resources Department or the Legal Department. Violations of law, this Code or other Company policies or procedures can lead to disciplinary action, up to and including termination.

         In all cases, if you are unsure about the appropriateness of an event or action, please seek assistance in interpreting the requirements of these practices by contacting the Legal Department.

III.     YOUR RESPONSIBILITIES TO THE COMPANY AND ITS SHAREHOLDERS

         A. General Standards of Conduct

         The Company expects all officers, directors, employees, agents, contractors and consultants to exercise good judgment to ensure the safety and welfare of officers, directors, employees, agents, contractors, and consultants and to maintain a cooperative, efficient, positive, harmonious and productive work environment and business organization. These standards apply while working on our premises, at offsite locations where our business is being conducted, at Company-sponsored business and social events, or at any other place where you are a representative of the Company. Officers, directors, employees, agents, contractors or consultants who engage in misconduct or whose performance is unsatisfactory may be subject to corrective action, up to and including termination. You should also be aware of our company policies for more detailed specific situations.

         B. Applicable Laws

         All Company officers, directors, employees, agents, contractors and consultants must comply with all applicable laws, regulations, rules and regulatory orders. Company employees located outside of the United States must comply with laws, regulations, rules and regulatory orders of the United States, including the Foreign Corrupt Practices Act and the U.S. Export Control Act, in addition to applicable local laws. Each officer, director, employee, agent, contractor and consultant must acquire appropriate knowledge of the requirements relating to his or her duties sufficient to enable him or her to recognize potential dangers and to know when to seek advice from the Legal Department on specific Company policies and procedures. Violations of laws, regulations, rules and orders may subject the officer, director, employee, agent, contractor or consultant to individual criminal or civil liability, as well as to discipline by the Company. Such individual violations also may subject the Company to civil or criminal liability or the loss of business.

         C. Conflicts of Interest

         Each of us has a responsibility to the Company, our shareholders and each other to avoid any actual or apparent conflict of interest whenever possible. Although this duty does not prevent us from engaging in personal transactions and investments, it does demand that we avoid situations where a conflict of interest might occur or appear to occur. The Company recognizes that certain potential conflicts of interest may arise from time to time that may be unavoidable. For this reason,


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all potential conflicts of interest must be reported to the subject individual's supervisor and to the Company's Chief Financial Officer for review and approval.

         A conflict of interest exists where the interests or benefits of one person or entity conflict with the interests or benefits of the Company, unless expressly approved by the Company. While it is difficult to exhaustively identify what constitutes a conflict of interest, set forth below are general examples of situations that could create a conflict of interest. Examples include:

                  (i) Employment/Outside Employment. You are expected to devote your full attention to the business interests of the Company. You are prohibited from engaging in any activity that interferes with your performance or responsibilities to the Company or otherwise is in conflict with or prejudicial to the Company. Our policies prohibit any employee from accepting simultaneous employment with a Company supplier, customer, developer or competitor, or from taking part in any activity that enhances or supports a competitor's position. In addition, you must disclose to the Company any interest that you have that may conflict with the business of the Company. If you have any questions regarding this requirement, you should contact your supervisor or the Human Resources Department.

                  (ii) Outside Directorships. It is a conflict of interest to serve as a director of any company that competes with the Company. Although you may serve as a director of a Company supplier, customer, developer, or other business partner, our policy requires that you first obtain approval from the Company's Chief Financial Officer before accepting any such directorship. Such approval may be conditioned upon the completion of specified actions. Any compensation you receive should be commensurate to your responsibilities.

                  (iii) Business Interests. If you are considering investing in a Company customer, supplier, developer or competitor, you first must take great care to ensure that these investments do not compromise your responsibilities to the Company. Many factors should be considered in determining whether a conflict exists, including the size and nature of the investment, your ability to influence the Company's decisions, your access to confidential information of the Company or of the other company and the nature of the relationship between the Company and the other company.

                  (iv) Related Parties. As a general rule, you should avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role. Relatives include spouses, sisters, brothers, daughters, sons, mothers, fathers, grandparents, aunts, uncles, nieces, nephews, cousins, step relatives, and in-laws. Significant others include persons living in a spousal (including same sex) or familial fashion with an employee.

         If such a related party transaction is unavoidable, you must fully disclose the nature of the related party transaction to the Company's Chief Financial Officer. If determined to be material to the Company by the Chief
Financial Officer, the Company's Audit Committee must review and approve in writing in advance such related party transactions. Any dealings with a related party must be conducted in such a way that no preferential treatment is given to the related party.


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

         The Company discourages the employment of relatives and significant others in positions or assignments within the same department and prohibits the employment of such individuals in positions that have a financial dependence or influence (e.g., an auditing or control relationship or a supervisor/subordinate relationship). If a question arises about whether a relationship is covered by this policy, the Human Resources Department is responsible for determining whether an applicant's or transferee's acknowledged relationship is covered by this policy. Willful withholding of information regarding a prohibited relationship/reporting arrangement may be subject to corrective action, up to and including termination. If a prohibited relationship exists or develops between two employees, the employee in the senior position must inform his/her supervisor. The Company retains the prerogative to separate the individuals at the earliest possible time, either by reassignment or by termination, if necessary.

                  (v) Interested Party Transactions. In general, you should avoid situations that give rise to apparent conflicts between your own private interests and the interests of the Company. An interested party transaction exists if an officer, employee or director would benefit, directly or indirectly, from the payment of monies or other consideration by the Company to a party or entity in which such person has a direct or indirect pecuniary interest.

         If you have any concerns about a proposed transaction that may appear to be such an interested party transaction, you should consult the Legal Department immediately.

         D. Corporate Opportunities

         Employees, officers and directors may not exploit for their own personal gain opportunities that are discovered through the use of corporate property, information or position unless the opportunity is disclosed fully in writing to the Company's Board of Directors and the Board of Directors declines to pursue such opportunity.

         E. Protecting the Company's Confidential Information

         The Company's confidential information is a valuable asset. The Company's confidential information includes product architectures; source codes; product plans and road maps; names and lists of customers, dealers, and employees; and financial information. This information is the property of the Company and may be protected by patent, trademark, copyright and trade secret laws. All confidential information must be used for Company business purposes only. Every officer, director, employee, agent, contractor or consultant must safeguard it. THIS RESPONSIBILITY INCLUDES NOT DISCLOSING COMPANY CONFIDENTIAL INFORMATION, SUCH AS INFORMATION REGARDING THE COMPANY'S PRODUCTS OR BUSINESS OVER THE INTERNET. You also are responsible for properly labeling any and all documentation shared with or correspondence sent to the Company's Legal Department or outside counsel as "Attorney-Client Privileged." This obligation extends to confidential information of third parties that the Company has rightfully received under Non-Disclosure Agreements. See the Company's policy dealing with Handling Confidential Information of Others set forth in Section IV.D of this Code.


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

                  (i) Proprietary Information and Invention Agreement. When you joined the Company, you signed an agreement to protect and hold confidential the Company's proprietary information. This agreement remains in effect for as long as you work for the Company and after you leave the Company. Under this agreement, you may not disclose the Company's confidential information to anyone or use it to benefit anyone other than the Company without the prior written consent of an authorized Company officer.

                  (ii) Disclosure of Company Confidential Information. To further the Company's business, from time to time our confidential information may be disclosed to potential business partners. Such confidential information, however, never should be disclosed without carefully considering its potential benefits and risks. If you determine, in consultation with your manager, if applicable, and other appropriate Company management, that disclosure of confidential information is necessary, you then must contact the Legal Department to ensure that an appropriate written nondisclosure agreement is signed prior to the disclosure. The Company has standard nondisclosure agreements suitable for most disclosures. You must not sign a third party's nondisclosure agreement or accept changes to the Company's standard nondisclosure agreements without review and approval by the Company's Legal Department. In addition, all Company materials that contain Company confidential information, including presentations, must be reviewed and approved by the Company's Legal Department prior to publication or use. Furthermore, any employee publication or publicly made statement that might be perceived or construed as attributable to the Company, made outside the scope of his or her employment with the Company, must be reviewed and approved in writing in advance by the Company's Legal Department and must include the Company's standard disclaimer that the publication or statement represents the views of the specific author and not of the Company.

                  (iii) Requests by Regulatory Authorities. The Company and its officers, directors, employees, agents, contractors and consultants must cooperate with appropriate government inquiries and investigations. In this context, however, it also is important to protect the legal rights of the Company with respect to its confidential information. All government requests for information, documents or investigative interviews must be referred to the Company's Legal Department. No financial information may be disclosed without the prior approval of the Chief Financial Officer.

                  (iv) Company Spokespeople. Specific policies have been established regarding who may communicate information to the press and the financial analyst community. All inquiries or calls from the press and financial analysts should be referred to the Chief Financial Officer. The Company has designated its Chief Executive Officer and Chief Financial Officer as official Company spokespeople for financial matters. The Company has designated its Chief Executive Officer or Marketing and Sales Department as official Company spokespeople for marketing, technical and other such information. These designees are the only people who may communicate with the press on behalf of the Company.

         F. Obligations Under Securities Laws-"Insider" Trading

         Obligations under the U.S. securities laws apply to everyone. In the normal course of business, officers, directors, employees, agents, contractors and consultants of the Company may come into possession of significant, sensitive information. This information is the property of the


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

Company -- you have been entrusted with it. You may not profit from it by buying or selling securities yourself, or passing on the information to others to enable them to profit or for them to profit on your behalf. The purpose of this policy is both to inform you of your legal responsibilities and also to make clear to you that the misuse of sensitive information is contrary to Company policy and U.S. securities laws.

         Insider trading is a crime, penalized by fines of up to $5,000,000 and 20 years in jail for individuals. In addition, the Securities and Exchange Commission may seek the imposition of a civil penalty of up to three times the profits made or losses avoided from the trading. Insider traders also must disgorge any profits made. Finally, insider traders may be subjected to civil liability in private lawsuits.

         Employers and other controlling persons (including supervisory personnel) also are at risk under U.S. securities laws. Controlling persons may, among other things, face penalties of the greater of $5,000,000 or three times the profits made or losses avoided by the trader if they recklessly fail to take preventive steps to control insider trading.

         Thus, it is important both to you and the Company that insider-trading violations do not occur. You should be aware that stock market surveillance techniques are becoming increasingly sophisticated, and the chance that U.S. federal or other regulatory authorities will detect and prosecute even small-level trading is significant. Insider trading rules are strictly enforced, even in instances when the financial transactions seem small. You should contact the Chief Financial Officer or the Legal Department if you are unsure as to whether or not you are free to trade.

         The Company has imposed a trading blackout period on directors, executive officers and certain designated employees who, as a consequence of their position with the Company, are more likely to be exposed to material nonpublic information about the Company. These directors, executive officers and employees generally may not trade in Company securities during the blackout period.

         For more details, and to determine if you are restricted from trading during trading blackout periods, you should review the Company's Stock Trading Policy for Insiders. You can request a copy of this policy from the Legal Department.

         G. Use of Company's Assets

                  (i) General. Protecting the Company's assets is a key responsibility of every officer, director, employee, agent, contractor and consultant. Care should be taken to ensure that assets are not misappropriated, loaned to others, or sold or donated, without appropriate authorization. All Company officers, directors, employees, agents, contractors and consultants are responsible for the proper use of Company assets and must safeguard such assets against loss, damage, misuse or theft. Company equipment and assets are to be used for Company business purposes only. Officers, directors, employees, agents, contractors and consultants may not use Company assets for personal use, nor may they allow any other person to use Company assets. Employees who have any questions regarding this policy should bring them to the attention of the Company's Human Resources Department.


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

                  (ii) Physical Access Control. The Company has and will continue to develop procedures covering physical access control to ensure privacy of communications, maintenance of the security of the Company communication equipment, and safeguard Company assets from theft, misuse and destruction. You are personally responsible for complying with the level of access control that has been implemented in the facility where you work on a permanent or temporary basis. You must not defeat or cause to be defeated the purpose for which the access control was implemented.

                  (iii) Electronic Usage. The purpose of this policy is to make certain that officers, directors, employees, agents, contractors and consultants utilize electronic communication devices in a legal, ethical, and appropriate manner. This policy addresses the Company's responsibilities and concerns regarding the fair and proper use of all electronic communications devices within the organization, including computers, e-mail, connections to the Internet, intranet and extranet and any other public or private networks, voice mail, video conferencing, facsimiles, and telephones. Posting or discussing information concerning the Company's products or business on the Internet without the prior written consent of the Company's Chief Financial Officer is prohibited. Any other form of electronic communication used by officers, directors, employees, agents, contractors and consultants currently or in the future also is intended to be encompassed under this policy. It is not possible to identify every standard and rule applicable to the use of electronic communications devices. Officers, directors, employees, agents, contractors and consultants, therefore, are encouraged to use sound judgment whenever using any feature of our communications systems.

         H. Maintaining and Managing Records

         The purpose of this policy is to set forth and convey the Company's business and legal requirements in managing records, including all recorded information regardless of medium or characteristics. Records include paper documents, CDs, computer hard disks, email, floppy disks, microfiche, microfilm or all other media. The Company is required by local, state, federal, foreign and other applicable laws, rules and regulations to retain certain records and to follow specific guidelines in managing its records. Civil and criminal penalties for failure to comply with such guidelines can be severe for officers, directors, employees, agents, contractors, consultants and the Company, and failure to comply with such guidelines may subject such individuals to disciplinary action, up to and including termination of employment or business relationship at the Company's sole discretion.

         I. Payment Practices

                  (i) Accounting Practices. The Company's responsibilities to its shareholders and the investing public require that all transactions fully and accurately be recorded in the Company's books and records in compliance with all applicable laws. False or misleading entries, unrecorded funds or assets, or payments without appropriate supporting documentation and approval strictly are prohibited and violate Company policy and the law. Additionally, all documentation supporting a transaction fully and accurately should describe the nature of the transaction and be processed in a timely fashion.


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                  (ii) Political  Contributions.  The Company reserves the right to communicate its position on important issues to elected representatives and other government officials. It is the Company's policy fully to comply with all local, state, federal, foreign and other applicable laws, rules and regulations regarding political contributions. Under no circumstances may the Company's funds or assets must not be used for, or be contributed to, political campaigns or political practices without the prior written approval of the Company's Chief Financial Officer and, if required, the Board of Directors.

         J. Foreign Corrupt Practices ActThe Company requires full compliance with the Foreign Corrupt Practices Act (the "FCPA") by all of its officers, directors, employees, agents, contractors and consultants.

         The anti-bribery and corrupt payment provisions of the FCPA make illegal any corrupt offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value to any foreign official, or any foreign political party, candidate or official, for the purpose of influencing any act or failure to act, in the official capacity of that foreign official or party or inducing the foreign official or party to use influence to affect a decision of a foreign government or agency, in order to obtain or retain business for anyone, or direct business to anyone.

         All Company officers, directors, employees, agents, contractors and consultants whether located in the United States or abroad, are responsible for FCPA compliance and the procedures to ensure FCPA compliance. All managers and supervisory personnel are expected to monitor continued compliance with the FCPA to ensure compliance with the highest moral, ethical and professional standards of the Company.

         K. Export Controls

         A number of countries maintain controls on the destinations to which products or software may be exported. Some of the strictest export controls are maintained by the United States against countries that the U.S. government considers unfriendly or as supporting international terrorism. The U.S. regulations are complex and apply both to exports from the United States and to exports of products from other countries, when those products contain U.S.-origin components or technology. Software created in the United States is subject to these regulations even if duplicated and packaged abroad. In some circumstances, an oral presentation containing technical data made to foreign nationals in the United States may constitute a controlled export. The Legal Department can provide you with guidance on which countries are prohibited destinations for Company products or whether a proposed technical presentation to foreign nationals may require a U.S. Government license.

         L. Public Disclosure of Information

         The federal securities laws require the Company to disclose certain information in various reports that the Company must file with or submit to the SEC. In addition, from time to time the Company makes other public communications, such as issuing press releases.

         The Company expects its Chief Executive Officer, Chief Financial Officer and all other officers, directors and employees who are involved in the preparation of SEC reports or other public documents to ensure that the information disclosed in those documents is full, fair, accurate, timely and understandable.

         Moreover, if any officer, director or employee becomes aware of any material information that you believe should be disclosed to the public in the Company's reports filed with the SEC, it is your responsibility to bring such information to the attention of the Chief Financial Officer or any member of the Legal Department. To the extent that you reasonably believe that questionable accounting or auditing conduct or practices have occurred or are occurring, you should report those concerns to the Chief Financial Officer or the Legal Department.

IV.      RESPONSIBILITIES TO OUR CUSTOMERS AND OUR SUPPLIERS

         A. Customer Relationships

         If your position puts you in contact with any Company customers or potential customers, it is critical for you to remember that you represent the Company to the people with whom you are dealing. Act in a manner that creates value for our customers and helps to build a relationship based upon trust. The Company and its employees have provided products and services for many years and have built up significant goodwill over that time. This goodwill is one of our most important assets and the Company officers, directors, employees, agents, contractors and consultants must act to preserve and enhance our reputation.

         B. Payments or Gifts from Others

         Under no circumstances may officers, directors, employees, agents, contractors or consultants accept any offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value from customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to influence any business decision, any act or failure to act, any commitment of fraud, or opportunity for the commission of any fraud. Inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they are not excessive or create an appearance of impropriety, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy are to be directed to Human Resources or the Legal Department.

         C. Publications of Others

         The Company subscribes to many publications that help officers, employees, agents, contractors and consultants better perform their jobs. These publications include newsletters, reference works, online reference services, magazines, books, and other digital and printed works. Copyright law generally protects these works, and their unauthorized copying and distribution constitute copyright infringement. You first must obtain the consent of the publisher of a publication before copying publications or significant parts of them. When in doubt about whether you may copy a publication, consult the Legal Department.

         D. Handling the Confidential Information of Others

         The Company has many kinds of business relationships with many companies and individuals. Sometimes companies or individuals will volunteer confidential information about their products or business plans to induce the Company to enter into a business relationship. At other times, we may request that a third party provide confidential information to permit the Company to evaluate a potential business relationship with that party. Whatever the situation, we must take special care to handle the confidential information of others responsibly. We handle such confidential information in accordance with our agreements with such third parties.

                  (i) Appropriate Nondisclosure Agreements. Confidential information may take many forms. An oral presentation about a company's product development plans may contain protected trade secrets. A customer list or employee list may be a protected trade secret. A demo of an alpha version of a company's new software may contain information protected by trade secret and copyright laws.

         You never should accept information offered by a third party that is represented as confidential, or which appears from the context or circumstances to be confidential, unless an appropriate nondisclosure agreement has been signed with the party offering the information. THE LEGAL DEPARTMENT CAN PROVIDE NONDISCLOSURE AGREEMENTS TO FIT ANY PARTICULAR SITUATION AND WILL COORDINATE APPROPRIATE EXECUTION OF SUCH AGREEMENTS ON BEHALF OF THE COMPANY. Even after a nondisclosure agreement is in place, you only should accept the information necessary to accomplish the purpose of receiving it, such as a decision regarding whether to proceed in negotiating a deal. If more detailed or extensive confidential information is offered and it is not necessary for your immediate purposes, it should be refused.

                  (ii) Need-to-Know. Once a third party's confidential information has been disclosed to the Company, we have an obligation to abide by the terms of the relevant nondisclosure agreement, limit its use to the specific purpose for which it was disclosed and disseminate it only to other Company employees with a need to know the information. Every officer, director, employee, agent, contractor and consultant involved in a potential business relationship with a third party must understand and strictly observe the restrictions on the use and handling of confidential information. When in doubt, consult the Legal Department.

                  (iii) Notes and Reports. When reviewing the confidential information of a third party under a nondisclosure agreement, it is natural to take notes or prepare reports summarizing the results of the review and, based partly on those notes or reports, to draw conclusions about the suitability of a business relationship. Notes or reports, however, can include confidential information disclosed by the other party and so only should be retained long enough to complete the evaluation of the potential business relationship. Subsequently, they either should be destroyed or turned over to the Legal Department for safekeeping or destruction. These materials should be treated as any other disclosure of confidential information is treated: marked as confidential and distributed only to those the Company officers, directors, employees, agents, contractors or consultants with a need to know.

                  (iv) Competitive Information. You never should attempt to obtain a competitor's confidential information by improper means, and you should especially never contact a competitor regarding their confidential information. While the Company may, and does, employ former employees of competitors, we recognize and respect the obligations of those employees not to use or disclose the confidential information of their former employers.

         E. Selecting Suppliers

         The Company's suppliers make significant contributions to our success. To create an environment where our suppliers have an incentive to work with the Company, they must be confident that they will be treated lawfully and in an ethical manner. The Company's policy is to purchase supplies based on need, quality, service, price, terms and conditions. The Company's policy is to select significant suppliers or enter into significant supplier agreements through a competitive bid process where possible. Under no circumstances should any officer, director, employee, agent, contractor or consultant attempt to coerce suppliers in any way.

         F. Government Relations

         It is the Company's policy to fully comply with all applicable laws and regulations governing contact and dealings with government employees and public officials, and to adhere to high ethical, moral and legal standards of business conduct. This policy includes strict compliance with all local, state, federal, foreign and other applicable laws, rules and regulations. If you have any questions concerning government relations you should contact the Company's Legal Department.

         G. Lobbying

         Officers, directors, employees, agents, contractors or consultants whose work requires lobbying communication with any member or employee of a legislative body or with any government official or employee in the formulation of legislation must have prior written approval of such activity from the Legal Department. Activity covered by this policy includes meetings with legislators or members of their staffs or with senior executive branch officials. Preparation, research, and other background activities that are done in support of lobbying communication also are covered by this policy even if the communication ultimately is not made.

         H. Government Contracts

         It is the Company's policy to fully comply with all applicable laws and regulations that apply to government contracting. It also is necessary to strictly adhere to all terms and conditions of any contract with local, state, federal, foreign or other applicable governments. The Company's Legal Department must review and approve all contracts with any government entity.

         I. Free and Fair Competition

         Most countries have well-developed bodies of law designed to encourage and protect free and fair competition. The Company is committed to obeying both the letter and spirit of these laws. The consequences of not doing so can be severe for all of us.

         These laws often regulate the Company's relationships with its distributors, resellers, dealers, and customers. Competition laws generally address the following areas: pricing practices (including price discrimination), discounting, terms of sale, credit terms, promotional allowances, secret rebates, exclusive dealerships or distributorships, product bundling, restrictions on carrying competing products, termination, and many other practices.

         Competition laws also govern, usually quite strictly, relationships between the Company and its competitors. As a general rule, contacts with competitors should be limited and always should avoid subjects such as prices or other terms and conditions of sale, customers, and suppliers. Officers, directors, employees, agents, contractors or consultants of the Company may not knowingly make false or misleading statements regarding its competitors or the products of its competitors, customers or suppliers. Participating with competitors in a trade association or in a standards creation body is acceptable when the association has been properly established, has a legitimate purpose, and has limited its activities to that purpose.

         No officer, director, employee, agent, contractor or consultant shall at any time or under any circumstances enter into an agreement or understanding, written or oral, express or implied, with any competitor concerning prices, discounts, other terms or conditions of sale, profits or profit margins, costs, allocation of product or geographic markets, allocation of customers, limitations on production, boycotts of customers or suppliers, or bids or the intent to bid or even discuss or exchange information on these subjects. In some cases, legitimate joint ventures with competitors may permit exceptions to these rules, as may bona fide purchases from or sales to competitors on non-competitive products, but the Company's Legal Department must review all such proposed ventures in advance. These prohibitions are absolute and strict observance is required. Collusion among competitors is illegal and the consequences of a violation are severe.

         Although the spirit of these laws, known as "antitrust," "competition," or "consumer protection" or unfair competition laws, is straightforward, their application to particular situations can be quite complex. To ensure that the Company fully complies with these laws, each of us should have a basic knowledge of them and should involve our Legal Department early on when questionable situations arise.

         J. Industrial Espionage

         It is the Company's policy to lawfully compete in the marketplace. This commitment to fairness includes respecting the rights of our competitors and abiding by all applicable laws in the course of competing. The purpose of this policy is to maintain the Company's reputation as a lawful competitor and to help ensure the integrity of the competitive marketplace. The Company expects its competitors to respect our rights to lawfully compete in the marketplace and we must equally respect their rights to do the same. Company officers, directors, employees, agents, contractors and consultants may not steal or unlawfully use the information, material, products, intellectual property, or proprietary or confidential information of anyone including suppliers, customers, business partners or competitors.

V.       WAIVERS

         Any waiver of any provision of this Code for a member of the Company's Board of Directors or an executive officer must be approved in writing by the Company's Board of Directors and promptly disclosed. Any waiver of any provision of this Code with respect to any other officer, employee, agent, contractor or consultant must be approved in writing by the Company's Chief Financial Officer.

VI.      DISCIPLINARY ACTIONS

         The matters covered in this Code are of the utmost importance to the Company, its shareholders and its business partners, and are essential to the Company's ability to conduct its business in accordance with its stated values. We expect all of our officers, directors, employees, agents, contractors and consultants to adhere to these rules in carrying out their duties for the Company.

         The Company will take appropriate action against any officer, director, employee, agent, contractor or consultant whose actions are found to violate these policies or any other policies of the Company. Disciplinary actions may include immediate termination of employment or business relationship at the Company's sole discretion. If the Company has suffered a loss, then it may pursue its remedies against the individuals or entities responsible. If laws have been violated, then the Company will fully cooperate with the appropriate authorities.

VII.     ACKNOWLEDGMENT OF RECEIPT OF CODE OF BUSINESS CONDUCT AND ETHICS

         I have received and read the Code of Business Conduct and Ethics of Nanometrics Incorporated (the "Code of Business Conduct and Ethics"). I understand the standards and policies contained in the Code of Business Conduct and Ethics and understand that there may be additional policies or laws specific to my position. I further agree to comply with the Code of Business Conduct and Ethics.

         If I have questions concerning the meaning or application of the Code of Business Conduct and Ethics, any company policies or the legal and regulatory requirements applicable to my position, I know I can consult my manager, is applicable, the Human Resources Department or the Legal Department and that my questions or reports to these sources will be maintained in confidence.



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Employee Name

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Signature

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Date


Please sign and return this form to the Human Resources Department.